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                                  EXHIBIT 10.26
                                  -------------



                           BENTON OIL AND GAS COMPANY
                        CHANGE OF CONTROL SEVERANCE PLAN


         WHEREAS, Benton Oil and Gas Company, a corporation organized and existing under the laws of the State of Delaware (the "Company") recognizes that one of the Company's most valuable assets and an undeniable contributor to the success of the Company is its outstanding staff;

         WHEREAS, the Company further recognizes that the loss of a significant portion of its staff would seriously impact the service quality and ultimate value of the Company;

         WHEREAS, the Company has determined that it is advisable to establish a severance benefit program to mitigate the possibility of a loss of valuable personnel due to uncertainties faced in the prospect of a sale of the Company and to deal fairly with the contributions of the Company's staff;

         NOW, THEREFORE, the Company adopts the Benton Oil and Gas Company Severance Plan, effective May 4, 2001, the terms of which are as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         1.1 "ANTICIPATORY CHANGE OF CONTROL" means (1) the execution of an agreement or a written document which, if the subject thereof were consummated, would result in a Change of Control or (2) a public announcement by any Person, including the Company, of an intent to take an action(s) which, if consummated, would result in a Change of Control.

         1.2 "AFFILIATE" means Benton-Vinccler, C.A., Geoilbent or Arctic Gas Company.

         1.3 "BENEFITS" means the severance benefits a Participant is entitled to receive pursuant to Article 3 hereof.

         1.4 "BENEFIT TRIGGER WINDOW" means the 24-month period commencing on the date that a Change of Control occurs.

         1.5 "BOARD" means the Board of Directors of the Company.

         1.6 "CAUSE" means (1) the conviction of the Participant for any felony involving dishonesty, fraud or breach of trust or (2) the willful engagement by the Participant in gross misconduct in the performance of his or her duties that materially injures the Surviving Entity.

         1.7 "CHANGE OF CONTROL" means the occurrence of any of the following after May 4, 2001:


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             (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Covered Person") of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that for purposes of this subsection (a) of this Section 1.7 the following acquisitions shall not constitute a Change of
Control: (1) any acquisition by the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (3) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 1.7; or

             (b) individuals who, as of May 4, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 4, 2001, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or

             (c) the consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of at least 50 percent of the assets of the Company including goodwill but excluding any of Company's interest in Benton-Vinccler, C.A. (a "Business Combination"), provided, however, that for purposes of this subsection (c) of this Section 1.7, a Business Combination will not constitute a change of control if the following three requirements are satisfied:

         following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the ownership interests of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries or other affiliated entities) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Ownership Interests, (2) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the ownership interests in the entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. For this purpose any individual who becomes a director subsequent to May 4, 2001, and whose election, or nomination


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         for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors.

         1.8 "CHANGE OF CONTROL EFFECTIVE DATE" means the date on which a Change of Control occurs.

         1.9 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.10 "COMPANY" means Benton Oil and Gas Company and its successor by merger or otherwise.

         1.11 "COMPENSATION" means the Participant's wages from the Company and the Affiliates as defined in section 3401(a) of the Code for purposes of federal income tax withholding, modified by including elective contributions under a cafeteria plan described in section 125 and elective contributions to a qualified cash or deferred arrangement described in section 401(k) of the Code, and modified further by excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than election contributions to the Company's qualified cash or deferred arrangement described in section 401(k) of the Code), welfare benefits as defined in the ERISA, overtime pay and special performance compensation amounts.

         1.12 "DESIGNATED SENIOR MANAGER" means a Regular Full-Time Employee who is not an officer but who is designated by the Human Resources Committee of the Board as a "Designated Senior Manager" for purposes of the Plan.

         1.13 "EFFECTIVE DATE" means May 4, 2001.

         1.14 "EMPLOYMENT TERMINATION DATE" means the date on which the employment relationship between the Participant and the Company is terminated due to an Involuntary Termination.

         1.15 "EMPLOYMENT EXTENSION PERIOD" means, with respect to a given Regular Full-Time Employee, the period of time following a Change of Control. In no event will the Employment Extension Period exceed 120 days following a Change of Control with respect to which the Participant incurs an Involuntary Termination.

         1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.17 "GOOD REASON EVENT" means the occurrence of one or more of the following events or conditions within 120 days prior to, or within 730 days after, a Change of Control Effective Date:


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              (a) the Company or an Affiliate or the Surviving Entity assigns to the Participant any duties inconsistent with the Participant's position (including offices, titles and reporting requirements), authority, duties or responsibilities with the Company or an Affiliate in effect immediately before the occurrence of the Change of Control of the Company or otherwise makes any change in any such position, authority, duties or responsibilities;

              (b) the Company or an Affiliate or the Surviving Entity takes any other action that results in a material diminution in such position, authority, duties or responsibilities or otherwise takes any action that materially interferes therewith;

              (c) the Company or an Affiliate or the Surviving Entity reduces the Participant's annual Compensation as in effect immediately before the occurrence of the Change of Control of the Company or as the Participant's annual Compensation may be increased from time to time after that occurrence;

              (d) the Company or an Affiliate or the Surviving Entity relocates the Participant's principal workplace to an area that is located outside of a radius of 50 miles from the Participant's principal workplace;

              (e) the Company or an Affiliate or the Surviving Entity fails to
(x) continue in effect any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement (such policies, plans, programs and arrangements collectively being referred to herein as "Basic Benefit Plans"), including, but not limited to, any deferred compensation, supplemental executive retirement or other retirement income, stock option, stock purchase, stock appreciation, or similar policy, plan, program or arrangement of the Company or an Affiliate, in which the Participant was a participant immediately before the occurrence of the Change of Control of the Company, unless an equitable and reasonably comparable arrangement (embodied in a substitute or alternative benefit or plan) shall have been made with respect to such Basic Benefit Plan promptly following the occurrence of the Change of Control of the Company, or (y) continue the Participant's participation in any Basic Benefit Plan (or any substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided to the Participant (which are in any event always subject to the terms of any applicable Basic Benefit Plan) and the level of the Participant's participation relative to other participants, as existed immediately before the occurrence of the Change of Control of the Company;

              (f) the Company or an Affiliate or the Surviving Entity fails to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company's or an Affiliate's other benefit plans, policies, programs and arrangements, including, but not limited to, life insurance, medical, dental, health, hospital, accident or disability plans, in which the Participant was a participant immediately before the occurrence of the Change of Control of the Company;

              (g) a Relocation occurs; or



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              (h) within 121 days after a Change of Control Effective Date the
Participant resigns such that he is not an employee of any of the Company or an Affiliate or the Surviving Entity, for any reason.

         1.18 "INVOLUNTARY TERMINATION" means the termination of a Participant's employment relationship with the Company and all Affiliates or the Surviving Entity (1) by the Company or an Affiliate or the Surviving Entity for any reason other than Cause within 730 days after, or within 240 days before, a Change of Control Effective Date, or (2) by the Participant within 730 days after a Good Reason Event has occurred.

         1.19 "MONTH OF COMPENSATION" or "MONTHS OF COMPENSATION" means the monthly Compensation in effect for the Participant for services performed for the Company or its Affiliate immediately prior to the Change of Control.

         1.20 "NONRESIDENT ALIEN" means a nonresident alien (within the meaning of section 7701(b) of the Code) who either (1) receives no earned income (within the meaning of section 911(d)(2) of the Code) from the Company or any Affiliate that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) or (2) receives earned income (within the meaning of section 911(d)(2) of the Code) from the Company or any Affiliate that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) all of which is exempt from United States federal income tax under an applicable tax convention or treaty.

         1.21 "PARTICIPANT" means a Regular Full-Time Employee who is employed by the Company on the Effective Date.

         1.22 "PLAN" means the Benton Oil and Gas Company Change of Control Severance Plan, as set forth in this Agreement as amended from time to time.

         1.23 "PLAN ADMINISTRATOR" means the Company. However, the Company may designate any person or a committee to administer the Plan in accordance with the provisions of Article 8.

         1.24 "PERSON" means any individual, corporation, firm, partnership, governmental body, entity or group or any person within the meaning of section 13(d)(3) or section 14(d)(2) of the Securities Exchange Act of 1934, as amended.

         1.25 "REGULAR FULL-TIME EMPLOYEE" means a common law employee of the Company, an Affiliate or the Surviving Entity who is regularly scheduled to perform 40 hours of service for the Company or an Affiliate per week.

         1.26 "RELOCATION" means a change of the headquarters of the Company from Carpinteria, California, to another headquarters where the Company will conduct its consolidated business, or a reduction of the responsibilities of the headquarters in Carpinteria, which results in a substantial reduction in the number of headquarter staff to carry out those responsibilities. The Board shall determine whether a Relocation has occurred.


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         1.27 "SURVIVING ENTITY" means the Company, or any successor (whether direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all the business and/or assets of the Company after a Change of Control, and its affiliates.

         1.28 "YEAR OF SERVICE" means 365 days of employment with the Company, an Affiliate or, after the Change of Control Effective Date, the Surviving Entity, and any entities aggregated with the Company, an Affiliate or, after the Change of Control Effective Date, the Surviving Entity under sections 414(b),
(c), (m) and (o) of the Code, whether or not completed consecutively, in which the Participant is paid or is entitled to payment for performance of services with the Company and any affiliated entities described in this sentence.

                                   ARTICLE 2
                                   ELIGIBILITY

         An individual who (1) is a Regular Full-Time Employee on the Effective Date, (2) incurs an Involuntary Termination, (3) except in the case of a Nonresident Alien, executes and delivers to the Company a release provided to the Participant by the Company (which release shall be substantially in the form attached hereto as Exhibit A) and (4) is a regular Full-Time Employee at any time within 240 days prior to a Change of Control or at any time after a Change of Control shall be entitled to the Benefits described in Article 3 hereof. An individual who is classified by the Company as an independent contractor is not eligible to participate in the Plan (even if he is subsequently reclassified by the Internal Revenue Service or a court as a common law employee of the Company and the Company acquiesces to the reclassification).

         Notwithstanding any other provision of the Plan (including paragraph
(h) of Section 1.18), a Regular Full-Time Employee is not eligible to receive Benefits unless, at the election of the Surviving Entity, he or she continues to perform his or her regular functions and duties for the Surviving Entity during his or her Employment Extension Period; provided, however, that the Regular Full-Time Employee shall not be required to relocate as a condition of receiving Benefits.

         Notwithstanding any other provision of the Plan, an individual who receives or received severance benefits from the Company or the Surviving Entity under the terms of a severance agreement executed by the individual is not eligible to receive Benefits.

                                    ARTICLE 3
                                    BENEFITS

         Subject to Article 5, the Company or the Surviving Entity shall pay or provide a Participant who has satisfied the requirements of Article 2 hereof the following Benefits:

              (a) the Company or the Surviving Entity shall pay the Participant a single sum cash payment in an amount equal to:

                  (i) 24 Months of Compensation, if at any time within 240 days prior to the Change of Control the Participant is an officer or a Designated Senior Manager of the Company or an Affiliate; or


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                  (ii) the sum of (A) and (B), up to but not in excess of 24
Months of Compensation, where (A) is six Months of Compensation and (B) is one Month of Compensation multiplied by the Participant's Years of Service, if at no time within 240 days prior to the Change of Control is the Participant an officer or a Designated Senior Manager of the Company or an Affiliate and he has completed one Year of Service;

                  (iii) two Months of Compensation, if at no time within 240 days prior to the Change of Control is the Participant an officer or a Designated Senior Manager of the Company or an Affiliate and he has not completed one Year of Service.

              (b) if the Participant moved all or part of his or her household, automobiles or personal belongings to California within the 24-month period immediately prior to his Employment Termination Date in order to commence or continue employment with the Company or an Affiliate, the Company or the Surviving Entity shall pay the Participant an amount equal to the reasonable expenses (including expenses for packing and moving household goods, automobiles or personal belongings) to relocate the Participant back to the city from which he or she originally moved that are incurred no later than six months of the Participant's Termination Date;

              (c) if the Participant moved all or part of his or her household, automobiles or personal belongings to Russia or Venezuela in order to commence or continue employment with the Company or an Affiliate, the Company or the Surviving Entity shall pay the Participant an amount equal to the reasonable expenses (including expenses for packing and moving household goods, automobiles or personal belongings, coach class expenses for flying the Participant and the Participant's family back to the city from which they originally moved, on coach class, and reasonable expenses for hotel accommodations in either or both (1) Russia or Venezuela and (2) the city from which the Participant originally moved, not to exceed 30 days in the aggregate) to relocate the Participant back to the city from which he or she originally moved that are incurred no later than six months after the Participant's Termination Date; and

              (d) any outstanding stock option(s) granted by the Company to the Participant shall become fully vested and shall remain exercisable until the tenth anniversary of the date(s) of the grant(s) specified in the relevant option agreement(s).

         The Benefits payable hereunder shall be reduced by the amount of any other severance benefits the Participant may otherwise be entitled to receive under any other plan, agreement, program or arrangement maintained by the Company or that are mandated by foreign or domestic applicable laws.

              Notwithstanding any other provision of the Plan, the only severance benefits that a Participant who is a Nonresident Alien may receive under the Plan are those specified in paragraph (d) of this Article 3.

                                   ARTICLE 4
                              TIME OF PLAN PAYMENTS

         The Company shall pay the Participant the cash severance benefits described in paragraph (a) of Article 3 within the later of 30 days after the Participant's Employment


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Termination Date or five days after the Participant's release agreement described in Article 2 becomes irrevocable. The Company shall reimburse the Participant for his relocation expenses pursuant to paragraph (b) of Article 3 within the later of 60 days after the Participant furnishes the Company copies of invoices for the relocation expenses or five days after the Participant's release agreement described in Article 2 becomes irrevocable.

                                   ARTICLE 5
                             FORFEITURE OF BENEFITS

         A Participant will forfeit all benefits under the Plan if he or she voluntarily terminates his or her employment relationship with the Company prior to the occurrence of a Change in Control or he or she is discharged by the Company for Cause.

                                   ARTICLE 6
                              UNFUNDED ARRANGEMENT

         All Plan benefits will be paid, as needed, from the general assets of the Company or its successor. It is intended that the Plan shall be unfunded for tax purposes.

         The Plan is only a general corporate commitment and each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder. Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in this Agreement. Nothing contained in this Agreement shall constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of the Company; the Participants are only unsecured creditors of the Company with respect to their Plan benefits, and the Plan constitutes a mere promise by the Company to make benefit payments in the future. No specific assets of the Company have been or shall be set aside, or shall in any way be transferred to a trust or shall be pledged in any way for the performance of the Company's obligations under the Plan which would remove such assets from being subject to the general creditors of the Company.

                                   ARTICLE 7
                           ADMINISTRATION OF THE PLAN

         The Plan Administrator shall have the full power and authority to administer the Plan, carry out its terms and conditions and effectuate its purposes. The Plan Administrator shall be the "named fiduciary," as such term is defined in ERISA, of the Plan, with responsibility for administration of the Plan.

         The Plan Administrator shall serve without compensation for its services as such. However, all reasonable expenses of the Plan Administrator shall be paid or reimbursed by the Company upon proper documentation. The Plan Administrator shall be indemnified by the Company against personal liability for actions taken in good faith in the discharge of duties as the Plan Administrator.

         The Plan Administrator shall keep all individual and group records relating to participants and former participants and all other records necessary for the proper operation of the Plan.

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

Such records shall be made available to the Company and to each Participant for examination during business hours except that a Participant shall examine only such records as pertain exclusively to the examining Participant and to the Plan. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable).

         The Plan Administrator is authorized to make the rules for administering the Plan, to construe its provisions, to correct its defects, and supply any omissions or reconcile any inconsistencies which may appear in the Plan, to determine all questions of eligibility and entitlement to benefits and resolve all controversies. The actions of the Plan Administrator in these matters, when performed in good faith and in his sole judgment, shall be final as to all parties.

         The Plan Administrator has full and absolute discretion in the exercise of the Plan Administrator's authority under the Plan, including without limitation, the authority to determine any person's right to benefits under the Plan, the correct amount and form of any benefits. Any action taken or ruling or decision made by the Plan Administrator in the exercise of any of the Plan Administrator's powers and authorities under the Plan, shall be final and conclusive as to all parties. No final action, ruling, or decision of the Plan Administrator may be set aside unless it is held to have been arbitrary and capricious in an arbitration proceeding brought pursuant to Section 10.7.

                                   ARTICLE 8
                            AMENDMENT AND TERMINATION

         Prior to the earlier to occur of an Anticipatory Change of Control or a Change of Control, the Company shall have the right to amend or terminate the Plan, in whole or in part, for any reason. The Plan may not be terminated or amended on or after the earlier to occur of an Anticipatory Change of Control or Change of Control in any manner that would negatively affect a Participant's rights under the Plan without the consent of all of the Participants or, in the alternative, the Participants whose Plan benefits are affected by such termination or amendment. The Plan will terminate on the third anniversary of the expiration of the Benefit Trigger Window; provided, however, that such termination shall not affect benefits accrued by a Participant prior to such termination.

                                   ARTICLE 9
                                CLAIM PROCEDURES

         The Company will advise each Participant of any Benefits to which the Participant is entitled under the Plan. If any person believes that the Company has failed to advise him or her of any Benefit to which he or she is entitled, he or she may file a written claim with the Plan Administrator. The Plan Administrator shall review such claim and respond thereto within a reasonable time after receiving the claim. The Plan Administrator shall provide to every


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claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

              (a) the specific reason or reasons for the denial;

              (b) specific reference to pertinent Plan provisions on which the denial is based;

              (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

              (d) an explanation of the Plan claims review procedures.

         Within 60 days of receipt by a claimant of a notice denying a claim under the preceding paragraph, the claimant or his or her duly authorized representative may request in writing a full and fair review of the claim by the Plan Administrator. The Plan Administrator may extend the 60-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Plan Administrator shall make a decision promptly, and not later than 60 days after the Plan's receipt of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 TAX WITHHOLDING. The Company will calculate the deductions from the amount of the benefit paid under the Plan for any taxes required to be withheld by federal, state or local government and shall cause them to be withheld.

         10.2 PLAN NOT AN EMPLOYMENT CONTRACT. The adoption and maintenance of the Plan is not a contract between the Company and its employees which gives any employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Company to discharge any employee at any time or to interfere with the employee's right to terminate his employment at any time.

         10.3 ALIENATION PROHIBITED. No benefits hereunder shall be subject to anticipation or assignment by a Participant, to attachment by, interference with, or control of any creditor of a Participant, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Participant prior to its actual receipt by the Participant. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the benefits hereunder prior to payment thereof shall be void.


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         10.4 GENDER AND NUMBER. If the context requires it, words of one gender when used in the Plan shall include the other genders, and words used in the singular or plural shall include the other.

         10.5 SEVERABILITY. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

         10.6 BINDING EFFECT. This Agreement shall be binding upon any successor of the Company. Further, the Board shall not authorize a Change of Control that is a merger or a sale transaction unless the purchaser or the Company's successor agrees to take such actions as are necessary to cause all Participants to be paid or provided all Benefits due under the terms of the Plan as in effect immediately prior to the Change of Control.

         10.7 ARBITRATION. Any controversy relating to the Plan shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in effect. No arbitration proceeding relating to the Plan may be initiated unless the Participant has exhausted the claims review and appeals procedures specified in Article 9. Any arbitration relating to the Plan must be initiated in the city in which the headquarters of the Company is located at that time. Within ten days of the initiation of an arbitration hereunder, the Company and the Participant will designate an arbitrator pursuant to Rule 14 of the AAA Rules. Within ten days of selection, the appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in Rule 13 of the AAA Rules. Nothing in this
Section 10.7 shall be construed to, in any way, limit the scope and effect of
Article 7. In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Plan Administrator under Article 7.

         10.8 GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed under the laws of the State of California and, to the extent applicable, by the laws of the United States.

         N WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer this 8th day of May, 2001.



                              BENTON OIL AND GAS COMPANY



                              By:/S/Peter J. Hill
                                -------------------------------------------
                              Title: President and Chief Executive Officer




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                                                                       EXHIBIT A

                           BENTON OIL AND GAS COMPANY
                                 SEVERANCE PLAN


                                    AGREEMENT
                                    ---------

                  This AGREEMENT is made by ______________________ ("Employee");

                  WHEREAS, Benton Oil and Gas Company (the "Company"), no longer requires the services of the Employee;

                  WHEREAS, the Employee desires to enter into this Agreement in consideration of the severance benefits described herein;

                  NOW THEREFORE, the Employee agrees as follows:

         1. RELEASE BY EMPLOYEE. I, _________________, on behalf of myself and my heirs and assigns, in consideration of the Company's payment of the severance benefits in the amount of $_____________ (less any amounts that the Company is required to withhold under applicable laws), and other good and valuable consideration paid to me on this date, the receipt and sufficiency of which are hereby acknowledged, and as a material inducement to the Company to enter into this agreement hereby release and forever discharge the Company, and its directors, officers, shareholders, partners, representatives, agents, employees, predecessors, successors, affiliates, divisions, subsidiaries and related entities and their respective directors, officers, shareholders, agents, representatives and employees, from all claims of any nature whatsoever, from the beginning of time to the date of the execution of this Agreement, known or unknown, suspected or unsuspected, including but not limited to all claims arising out of, based upon, or relating to my employment with the Company, or compensation for that employment.

         Without limiting the generality of the foregoing, I understand and agree that this release includes, but is not limited to, claims based on or relating to: (a) any express or implied employment contract; (b) wrongful discharge; (c) termination in breach of public policy ; (d) age discrimination under the Age Discrimination in Employment Act of 1967, as amended; (e) claims of discrimination, harassment or retaliation under Title VII of the Civil Rights Act of

                                                                       EXHIBIT A


1964, as amended, the Americans with Disabilities Act, or the California Fair Employment and Housing Act; which prohibit discrimination based on race, color, age, ancestry, national origin, sex, sexual orientation, religion, mental or physical disabilities, or marital status; (f) any other federal, state or local laws or regulations prohibiting employment discrimination; (g) personal injury, defamation, assault, battery, invasion of privacy, fraud, intentional or negligent misrepresentation of fact, intentional or negligent infliction of emotional distress, or false imprisonment; (h) claims for additional wages, compensation, overtime pay, severance pay, bonuses or welfare benefits, or any other entitlements or benefits as an employee of the Company; and (i) claims for attorneys' fees or costs.

         I UNDERSTAND THAT THIS RELEASE COVERS BOTH CLAIMS THAT I KNOW ABOUT AND THOSE THAT I MAY NOT KNOW ABOUT. I WAIVE ANY RIGHTS AFFORDED BY SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH READS AS FOLLOWS:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLYA FFECTED HIS SETTLEMENT WITH THE DEBTOR."

         2. COMPANY PROPERTY AND CONFIDENTIAL INFORMATION. I acknowledge that the terms of the Company's Insider Trading Policy shall remain in effect. I agree to immediately return to the Company any Company property in my possession, including but not limited to any Confidential Information described below. I acknowledge that any unauthorized use of such Confidential Information will cause irreparable harm to the Company and will give rise to an immediate action by the Company for injunctive relief and damages and any other remedies provided by law.

         3. CONFIDENTIALITY. I covenant and agree that I will protect the confidential, trade secret, and/or proprietary character of all of the Company's Confidential Information. I further

                                                                       EXHIBIT A


covenant and agree that I will not, directly or indirectly, use or disclose any of the Company's Confidential Information, for so long as it remains proprietary and capable of being protected as confidential or trade secret information. For the purposes of this Agreement, "Confidential Information" means, without limitation, all of the following, irrespective of whether it is or was reduced to writing which you received, had access to, in whole or in part, in connection with your employment with the Company so long as such Confidential Information remains proprietary and capable of being protected as confidential or trade secret information:

            (a) geological and geophysical data and maps, models and interpretations relating to the Company's assets, fields, production and wells;

            (b) commercial, contractual, financial reserve and production data related to the Company or its production, assets and fields;

            (c) specialized production processes and marketing techniques and arrangements to enhance or recover oil and gas from the Company's assets, fields or wells;

            (d) computer software specifically developed for the enhancement of the production from the Company's assets, fields or wells; and

            (e) any other materials and/or information materially related to the business or activities of the Company which are not generally known to others engaged in similar businesses or activities.

         4. INDEMNIFICATION AGREEMENT. I, for myself, my heirs, executors, administrators and assigns, release and agree to indemnify and hold harmless the Company and all other persons and firms released above from all claims and causes of action of any nature, without limitation, which may be asserted by any person, firm, or entity claiming by, through, or under me for any relief claimed to be due me and released by this document.

         5. NO KNOWLEDGE OF LEGAL VIOLATIONS. I further assert that during my employment with the Company and activities regarding any company or organization affiliated with the Company, that I have no information or knowledge of any legal irregularity, violation, or alleged violation of any law, regulation, statute, or ordinance of any kind resulting from the operations of

                                                                       EXHIBIT A


the Company, or any other company or organization affiliated with the Company. I have never reported any such irregularity or violation to any superior with respect to the Company or any company or organization affiliated with the Company.

         6. FORTY-FIVE (45) DAY REVIEW PERIOD. I acknowledge that I am hereby informed in writing to consult with an attorney prior to executing this Agreement to discuss the contents of this document and its meaning. I understand that I have forty-five (45) days within which to consider this waiver and release of my rights. I understand the terms and conditions of this Agreement in full, agree to abide by this, and knowingly and voluntarily execute it without hidden reservations.

         7. SEVEN (7) DAY REVOCATION PERIOD. This waiver and release of claims under ADEA may be revoked by me within 7 days after the execution of this Agreement, and the release of any claims under the Age Discrimination in Employment Act shall not become effective until the revocation period has expired.

         8. RECEIPT OF DISCLOSURES. I acknowledge that I have received the Disclosures that are attached to this Agreement as Exhibit 1.

         9. ENTIRE AGREEMENT. I understand that this document contains the entire agreement and understanding between me and the Company regarding my employment and separation from that employment and that no other covenants or promises have been made except those contained in this document. This document supersedes all other agreements and arrangements between the Company and me, whether written or oral.

         10. ARBITRATION. I agree to submit to final and binding arbitration any and all disputes, claims (whether in tort, contract, statutory or otherwise) and/or disagreements concerning the interpretation or application of this Agreement and/or my employment by the Company and/or the termination of this Agreement and/or my employment. Any such dispute, claim and/or disagreement subject to arbitration pursuant to the terms of this paragraph 10 shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American

                                                                       EXHIBIT A


Arbitration Association (the "AAA") then in effect. Arbitration under this provision must be initiated within 30 days of the action, inaction or occurrence about which the party initiating the arbitration is complaining, and must be initiated in the city where the headquarters of the Company is located at the time such arbitration is initiated. Within ten (10) days of the initiation of an arbitration hereunder, each party will designate an arbitrator pursuant to Rule 14 of the AAA Rules. Within (10) ten days of selection, the appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in Rule 13 of the AAA Rules. The arbitrators shall issue their written decision (including a statement of finding of facts) within fourteen
(14) days from the date of the close of the arbitration hearing. I agree that the decision of the arbitrators selected hereunder will be final and binding on both parties, absent manifest error. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. I agree that pursuant to Section 9 of the Act that a judgment of the United States District Court for the District in which the headquarters of the Company are located at the time of initiation of an arbitration hereunder shall be entered upon the award made pursuant to the arbitration.

         11. ATTORNEYS' FEES. I further agree I am fully responsible for any attorneys' fees incurred by me in consulting with an attorney and will indemnify and hold harmless the Company, and the other persons and entities released in this document for any claims or fees asserted by any attorney claiming by and through me for attorneys' fees or costs in connection with the review or execution of this document.

         EXECUTED in multiple originals this __________ day of ________________, 2001.



                                           Signature of Employee


                                           ------------------------------------

                                                                       EXHIBIT A


THE STATE OF CALIFORNIA          )

COUNTY  OF                       )
            ---------------------


                  BEFORE ME, the undersigned authority, on this day personally appeared , known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


                  GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the __________ day of _______________________, 2001.





                                        ----------------------------------
                                             Notary Public in and for
                                              The State of California

                                                                       EXHIBIT A


                            NON-REVOCATION STATEMENT

         I,             , acknowledge that at least seven (7) days have expired
since the execution of the Agreement by me on the day of , 2001, and I knowingly and voluntarily elect not to revoke this waiver and release of my rights under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq..

         EXECUTED in multiple originals this __________ day of _______________, 2001.





                                  -----------------------------------
                                        Signature of Employee



THE STATE OF CALIFORNIA         )

COUNTY  OF
            ------------------- )


                  BEFORE ME, the undersigned authority, on this day personally appeared , known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

                  GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ___________ day of _____________, 2001.



                                   ---------------------------------------
                                          Notary Public in and for
                                           The State of California

                                                                       EXHIBIT 1

                                  45-DAY WAIVER

                                   DISCLOSURES

COVERED CLASS OF EMPLOYEES , ELIGIBILITY AND TIME LIMITS.

         The individuals selected to participate in the Severance Plan are those employees of ___________ (Company) who have completed six months of employment with the Company and who incur Involuntary Terminations as defined in the Benton Oil and Gas Company Severance Plan (the "Plan"). This program will end on the date of _________.

ELIGIBLE EMPLOYEES.

         The following is a list of the job titles and ages of all employees who are eligible to participate in the Plan:

                     JOB TITLE                         AGE
                 -----------------------------------------------------


                       ------                         ------
                       ------                         ------
                       ------                         ------
                       ------                         ------
                       ------                         ------
                       ------                         ------







EMPLOYEES NOT ELIGIBLE.

         The following is a list of the ages of employees who are not eligible to participate in the Plan:

                     JOB TITLE                         AGE
                 -----------------------------------------------------


                       ------                         ------
                       ------                         ------
                       ------                         ------
                       ------                         ------
                       ------                         ------
                       ------                         ------